EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A (Amendment No. 2) of Toyota Motor Credit Corporation,  Toyota Leasing, Inc. and Toyota Lease Trust of our report dated June 2, 2011 relating to the financial statements which appears in Toyota Motor Credit Corporation’s Annual Report on Form 10-K for the year ended March 31, 2011.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP_
Los Angeles, California
October 14, 2011